Exhibit 10.6

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(c) and Rule 406 of the

Securities Act of 1933, as amended.

RESEARCH FUNDING AND OPTION AGREEMENT

by and between

THE SCRIPPS RESEARCH INSTITUTE

a California nonprofit

public benefit corporation

and

Synthorx, Inc.,

a Delaware corporation

RESEARCH FUNDING AND OPTION AGREEMENT

This Agreement is entered into this 31st day of July, 2014 (the “Effective Date”), by and between The Scripps Research Institute, a California nonprofit public benefit corporation located at 10550 North Torrey Pines Road, La Jolla, California 92037 (“TSRI”), and Synthorx, Inc., a Delaware corporation, located at 11099 North Torrey Pines Road, La Jolla, California 92037 (“Sponsor”), with respect to the facts set forth below.

RECITALS

A.        TSRI is engaged in fundamental scientific biomedical and biochemical research including research relating to synthetic DNA bases, as more particularly described herein.

B.        Sponsor is engaged in the research and development of novel proteins, RNA and DNA for medical applications.

C.        Sponsor desires to provide certain funding as part of TSRI’s research activities described above.

D.        Subject to any non-exclusive rights of the U.S. Government, TSRI is willing to grant to Sponsor an option to acquire rights and licenses to certain intellectual property arising from the Research Program (as defined below).

E.        TSRI and Sponsor are parties to a license agreement dated as of the Effective Date (the “Exclusive License Agreement”), pursuant to which TSRI has granted Sponsor an exclusive license under certain technology, materials and other information existing on the Effective Date, including TSRI’s patent and other intellectual property rights therein (collectively, the “Existing Technology”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions outlined herein, TSRI and Sponsor hereby agree as follows:

1.        DEFINITIONS.

1.1      Affiliate. The term “Affiliate” shall mean any entity which directly or indirectly controls, or is controlled by Sponsor. The term “control” as used herein means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. Unless otherwise specified, the term Sponsor includes Affiliates.

1.2      Agreement Number.  This Agreement is TSRI number SFP-2143.

1.3      Biological Materials.  The term “Biological Materials” shall mean any Technology in the form of tangible materials together with any progeny, mutants, or derivatives thereof developed in performance of the Research Program.

1.4      Confidential Information.    The term “Confidential Information” shall mean any and all proprietary information of TSRI or Sponsor which may be disclosed or made available by such party (the “disclosing party”) to the other party (the “receiving party”) at any time and from time to time during the term hereof. The fact that a disclosing party may have marked or identified as confidential or proprietary any specific information shall be indicative that such disclosing party believes such information to be confidential or proprietary, but the failure to so mark information shall not conclusively determine that such information was or was not considered confidential information by such disclosing party. Confidential Information shall also include any information which, given the circumstances surrounding the disclosure, would be considered confidential by the disclosing party. Information shall not be considered confidential to the extent that the receiving party can demonstrate by competent proof that such information:

  a.        Is in the public domain at the time of disclosure to the receiving party; or

  b.        After disclosure to the receiving party, becomes part of the public domain, by publication or otherwise, without any breach of this Agreement by the receiving party; or

  c.        Was known to the receiving party prior to the Effective Date, which knowledge was acquired independently and not from the disclosing party (including the disclosing party’s employees); or

  d.        Is subsequently disclosed to the receiving party in good faith by a third party who has a right to make such disclosure.

1.5      Field. The term “Field” shall mean […***…].

1.6      Joint Technology.  The term “Joint Technology” shall mean any Technology made or developed jointly by at least one employee or consultant of Sponsor (it being understood that, for purposes of this paragraph, no TSRI employee shall be considered a consultant of Sponsor) and at least one employee of TSRI, as determined under principles of inventorship under US patent law.

1.7      Patent Rights.  The term “Patent Rights” shall mean rights arising out of or resulting from (a) U.S./PCT patent application(s) directed to the Technology; (b) divisionals, continuations, reissues, reexaminations, and extensions of any patent or application set forth in sub clause (a) above; (c) foreign counterparts of any of the foregoing;

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(d) patents issued from the application(s) referenced in sub clauses (a) – (c) above; and (e) all claims of continuations-in-part that are entitled to the benefit of the priority date of the application(s) referenced in sub clause (a) above.

1.8      Principal Investigator.    The term “Principal Investigator” shall mean Dr. Floyd E. Romesberg, together with such replacement persons selected in accordance with the provisions of Section 2.2 below.

1.9      Research Program.  The term “Research Program” shall mean the research program to be undertaken by TSRI under the direction and control of the Principal Investigator as expressly set forth on Exhibit A hereto.

1.10    Research Tool.    The term “Research Tool” shall mean any Technology which is designed or utilized for basic research purposes or internal drug discovery purposes and which is not utilized to produce, or incorporated into, a product.

1.11    Technology.    The term “Technology” shall mean any invention, discovery, know-how, biological material, software, information and data, whether patentable or not, conceived and reduced to practice during the performance of the Research Program.

1.12    TSRI Technology.    The term “TSRI Technology” shall mean any Technology, made or developed solely by one or more employees of TSRI, as determined under principles of inventorship under U.S. patent law.

2.        CONDUCT OF RESEARCH PROGRAM.

2.1      Conduct of Research Program.  TSRI hereby agrees to use […***…] to perform the Research Program subject to the provisions of this Agreement. Notwithstanding the foregoing, TSRI makes no warranties or representations regarding its ability to achieve, nor shall it be bound to accomplish, any particular research objective or results.

2.2      Supervision of Research Program.  TSRI agrees that the Research Program at TSRI shall be conducted by or under the direct supervision of the Principal Investigator. In the event that the Principal Investigator leaves TSRI, or terminates his/her involvement in the Research Program, TSRI shall use its best efforts to find a replacement Principal Investigator acceptable to Sponsor, which acceptance shall not be unreasonably withheld. In the event that TSRI shall fail to appoint a replacement Principal Investigator reasonably acceptable to Sponsor, Sponsor shall have a right to terminate this Agreement upon delivery to TSRI of written notice of termination pursuant to this Section 2.2, which notice must be delivered to TSRI not more than ninety (90) days after delivery by TSRI to Sponsor of the name of the proposed replacement Principal Investigator.

2.3      Reports.  TSRI and the Principal Investigator shall keep complete and accurate records of the results of the Research Program. TSRI agrees to provide oral

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reports on a monthly basis, and Sponsor shall have the right, upon reasonable request from time to time, to discuss with TSRI, the Principal Investigator and other appropriate TSRI personnel, in person or otherwise, the Research Program and the results thereof. TSRI agrees that within […***…] following the last day of each calendar year during the term of this Agreement, TSRI shall furnish Sponsor with a written report summarizing the results of the research included within the scope of the Research Program conducted by TSRI, during the immediately preceding calendar year, including but not limited to all data, conclusions, results, observations and a detailed description of all procedures. Subject to Section 5.1, all such reports shall be treated as Confidential Information by Sponsor. In the event that Sponsor identifies any Technology disclosed in such report as to which it would like to exercise its option and which has not been previously disclosed to Sponsor by TSRI in accordance with Section 3.2, Sponsor shall notify TSRI of such Technology in writing. Promptly following such notification, TSRI shall provide Sponsor with a Technology Disclosure in accordance with Section 3.2.

2.4      Financial and Staffing Obligations

  a.        Contributions of Parties to Research Program. Contributions in the form of financial support, equipment, personnel, technology and other necessary components for the conduct of the Research Program shall be made by the parties in accordance with the terms set forth on Exhibit B. All payments due to TSRI by Sponsor shall be payable in U.S. Dollars in quarterly installments in advance, within […***…] of the dates set forth in the following payment schedule:

1st payment:	due: [.***.]	amount (USD): $[.***.]
2nd payment:	due: [.***.]	amount (USD): $[.***.]
3rd payment:	due: [.***.]	amount (USD): $[.***.]
4th payment:	due: [.***.]	amount (USD): $[.***.]

The amounts specified above include all expense, overhead and other related costs due by Sponsor to TSRI in connection with the Research Program, and no other amounts shall be due or payable by Sponsor to TSRI or the Principal Investigator for performance of the Research Program. Each payment must reference the Research Project title, Agreement Number and Principal Investigator for purposes of identification. Payments under this Section 2.4.a shall be sent to:

The Scripps Research Institute

10550 North Torrey Pines Road, TPC-7

La Jolla, California 92037

Attn: Vice President, Sponsored Programs

Fax No.: (858) 784-8037

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With a copy of Sponsor’s notice of payment or other accompanying correspondence to:

The Scripps Research Institute

10550 North Torrey Pines Road, TPC-9

La Jolla, California 92037

Attn: Director, Technology Development

Fax No.: (858) 784-9910

TSRI shall not be obligated to perform any of the research specified herein or to take any other action required under this Agreement if the funding is not provided as set forth in Exhibit B and in accordance with the payment schedule as set forth in this Section 2.4.a. Furthermore, should Sponsor fail to make the first payment to TSRI in accordance with this Section 2.4.a., TSRI shall have the right to immediately terminate this Agreement and this Agreement shall be null and void ab initio.

  b.        Capital Equipment.    Equipment purchased by TSRI with funds provided by Sponsor shall be the property of TSRI. All capital equipment provided under this Agreement by Sponsor for the use of TSRI remains the property of the Sponsor unless other disposition is mutually agreed upon in writing by the Parties. If title to this equipment remains with the Sponsor, Sponsor is responsible for maintenance and repair of the equipment, insuring the equipment against damage or loss, and the costs of its transportation to and from the site where it will be used.

  c.        Indirect Cost Adjustment.    TSRI shall have the right to adjust the payment amounts referenced above to reflect changes in the indirect cost rate negotiated between TSRI and the U.S. Government and that will be in effect during the quarter that the work is performed. TSRI will notify Sponsor in writing of any change in the indirect cost rate before the effective date of such change. The corresponding direct costs will remain fixed as specified in Exhibit B.

3.        OPTION FOR LICENSE.

Notwithstanding the provisions of Sections 3.1 through 3.6 or any other provision of this Agreement to the contrary, TSRI and Sponsor agree that the Patent Rights and Technology (including, without limitation, Joint Technology) are exclusively licensed to Sponsor, together with the Existing Technology, pursuant to the Exclusive License Agreement on the terms and conditions set forth therein. For so long as the Exclusive License Agreement remains in effect: (a) all Patent Rights and Technology (including, without limitation, Joint Technology) arising under this Agreement are automatically deemed included in the subject matter exclusively licensed to Sponsor under the Exclusive License Agreement, effective upon Sponsor’s delivery of written notice to TSRI pursuant to the first sentence of Section 3.4, and without any other action on the part of either party pursuant to Section 3.3, 3.4 or 3.6 or otherwise; (b) Section 3.2 hereof shall continue in full force and effect; and (c) preparation, filing, prosecution and maintenance of Patent Rights shall be governed by the Exclusive License Agreement (and not Section 3.5 hereof).

3.1      Grant of Option. Subject to the terms of this Agreement and the reservation of rights specified in Sections 4.2 and 4.3, TSRI hereby grants to Sponsor:

  a.        an exclusive option (the “Option”) to acquire an exclusive, worldwide license, including the right to sublicense, under TSRI’s rights in the Patent Rights and/or Biological Materials, to make, have made, use, offer for sale, sell, have sold and import products, processes and Biological Material in the Field. In the event that a product or process utilizes a Research Tool, such Research Tool shall be made available to Sponsor solely on a non-exclusive basis.

  b.        a non-exclusive, royalty-free, non-transferable license to make and use Technology solely for Sponsor’s internal research purposes during the performance of the Research Program. Any transfer of materials to Sponsor under this Section 3.1(b) shall require the execution of a Material Transfer Agreement. The terms of such Material Transfer Agreement shall be materially consistent with the form Material Transfer Agreement attached hereto as Exhibit C.

3.2      Disclosure of Technology. After Principal Investigator submits an invention disclosure covering any Technology to TSRI’s Office of Technology Development, TSRI shall disclose such Technology in writing to Sponsor (the “Technology Disclosure”). TSRI shall use reasonable efforts to provide a Technology Disclosure that contains sufficient detail to (i) enable both parties to determine whether or not the particular Technology is TSRI Technology or Joint Technology; and (ii) enable Sponsor to appreciate the significance of such Technology and to evaluate the advisability of exercising the option granted hereunder with respect to such Technology. All such Technology Disclosures shall be maintained in confidence by Sponsor.

3.3      Option. Sponsor shall have a period of […***…] from receipt of the Technology Disclosure from TSRI (“Option Period”), within which to exercise its Option with respect to the particular Technology disclosed therein.

3.4      Exercise of Option. Sponsor shall exercise its Option by delivering to TSRI a written notice within the Option Period which specifies the particular Technology for which the Option is being exercised. Upon such notification, Sponsor and TSRI shall have a period of […***…] within which to negotiate a definitive license agreement.

3.5                                             Patent Filings. TSRI shall direct and control the preparation, filing and prosecution of patent applications and patents within the Patent Rights. As consideration for the Option, […***…]. Payment shall be made within […***…]

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[…***…] after Sponsor receives an invoice therefor. Failure of Sponsor to pay patent fees and expenses as set forth above shall immediately relieve TSRI from its obligation to incur any further patent fees and expenses. Sponsor’s obligation to […***…] shall survive the termination or expiration of this Agreement. Both parties hereto agree that TSRI may, at its sole discretion, utilize TSRI’s Office of Patent Counsel in lieu of or in addition to independent counsel for patent prosecution and maintenance of patent application(s). Sponsor shall have full rights of consultation with the patent attorney so selected on all matters relating to patent application(s).

3.6      Joint Technology. The parties hereby agree that in the event that the disclosed Technology is Joint Technology and Sponsor neither exercises its Option to such Joint Technology nor has a license to such Joint Technology under the Exclusive License Agreement (i.e., if the Exclusive License Agreement has terminated), both Parties shall (i) have no further obligations to each other with respect to such Joint Technology and any resulting Patent Rights; and (ii) be free to independently license or otherwise dispose of their rights to such Joint Technology and any resulting Patent Rights on a worldwide basis without accounting to the other Party.

4.        INTERESTS AND RIGHTS IN INTELLECTUAL PROPERTY.

4.1      Title. TSRI shall retain sole ownership and title to TSRI Technology and to all intellectual property rights related thereto. TSRI shall, in the good faith exercise of its discretion, undertake reasonable efforts to preserve and maintain its ownership and title as TSRI deems appropriate. Ownership of and title to Joint Technology shall be vested jointly in TSRI and Sponsor, with each owning an undivided interest therein.

4.2      Governmental Interest. TSRI and Sponsor acknowledge that TSRI has received, and expects to continue to receive, funding from the United States Government in support of TSRI’s research activities. TSRI and Sponsor acknowledge and agree that their respective rights and obligations pursuant to this Agreement shall be subject to the rights of the United States Government, existing and as amended, which may arise or result from TSRI’s receipt of research support from the United States Government, including but not limited to, 37 CFR 401, the NIH Grants Policy Statement and the NIH Guidelines for Obtaining and Disseminating Biomedical Research Resources.

4.3      Reservation of Rights. TSRI reserves the right to […***…]. In addition, TSRI reserves the right to […***…]. TSRI shall have no obligation to notify or inform Sponsor of such use or licenses.

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5.        CONFIDENTIALITY AND PUBLICATION.

5.1      Treatment of Confidential Information. The parties agree that during […***…] of this Agreement, the receiving party will (a) maintain in confidence all Confidential Information to the same extent the receiving party maintains its own proprietary information; (b) not disclose such Confidential Information to any third party without the prior written consent of the disclosing party; and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (and, if and to the extent applicable, the Exclusive License Agreement).

If the receiving party is required to disclose Confidential Information by law or court order, the receiving party shall limit the same to the minimum required to comply with the law or court order; provided that, prior to making such disclosure the receiving party shall notify the disclosing party, not later than […***…] (or such shorter period of time as may be reasonably practicable under the circumstances) before the disclosure, and shall, at the disclosing party’s request and expense, cooperate with the Disclosing Party’s efforts to seek confidential treatment of the Confidential Information to be disclosed and/or to obtain a protective or other order, including extensions of time and the like, with respect to such disclosure.

5.2      Publications. Sponsor acknowledges that it is the general policy of TSRI to encourage publication of research results in technical or scientific journals; and Sponsor agrees that TSRI shall have a right to publish in accordance with its general policy. TSRI shall submit to Sponsor copies of proposed publications which describe Technology and afford Sponsor a period of […***…] to review the publication to (i) ascertain whether Sponsor’s Confidential Information would be disclosed by the publication; and (ii) ascertain whether or not submission or presentation of the publication would preclude the parties from obtaining patent rights claiming Technology disclosed therein unless an application is filed with relevant patent authorities. If such publication discloses Sponsor’s Confidential Information and upon Sponsor’s written request, TSRI shall remove such Confidential Information or delay publication for up to an additional […***…] to allow Sponsor to protect its Confidential Information by filing a patent application(s). In the event that Sponsor identifies any potentially patentable Technology with respect to which it wishes to file, or have TSRI file (as applicable), patent application(s), Sponsor shall notify TSRI of such in writing. Upon such notification, TSRI shall, at its option, either delete the enabling portion of the proposed publication or presentation, or withhold publication or delay presentation for up to an additional […***…] to allow filing of patent application(s). Absent receipt by TSRI of any written instruction by Sponsor within the […***…] period, TSRI shall be free to publish the proposed publication.

5.3      Publicity. Except as otherwise provided herein or required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, stockholders’ reports, or otherwise, relating to this

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Agreement or to the performance hereunder without the prior written approval of the other party, which approval shall not be unreasonably withheld. Scientific publications published in accordance with Section 5.2 of this Agreement shall not be construed as publicity governed by this Section 5.3.

6.        WARRANTIES.

6.1      Limited Warranty. TSRI hereby represents and warrants that it has full right and power to enter into this Agreement. TSRI MAKES NO OTHER WARRANTIES CONCERNING PATENT RIGHTS, TECHNOLOGY, RESEARCH TOOLS, BIOLOGICAL MATERIALS OR ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR ARISING OUT OF COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE, AND TSRI DISCLAIMS ALL SUCH EXPRESS OR IMPLIED WARRANTIES. TSRI MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF PATENT RIGHTS, OR THAT ANY PRODUCT, PROCESS, SERVICE, BIOLOGICAL MATERIAL, OR RESEARCH TOOL WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING UPON ANY PATENT RIGHTS, TECHNOLOGY, RESEARCH TOOLS OR BIOLOGICAL MATERIALS COVERED BY THIS AGREEMENT. FURTHER, TSRI HAS MADE NO INVESTIGATION AND MAKES NO REPRESENTATION THAT THE PATENT RIGHTS, RESEARCH TOOLS OR BIOLOGICAL MATERIALS ARE SUITABLE FOR SPONSOR’S PURPOSES.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER. TSRI’S AGGREGATE LIABILITY, IF ANY, FOR ALL DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNT PAID BY SPONSOR TO TSRI UNDER THIS AGREEMENT. THE FOREGOING EXCLUSIONS AND LIMITATIONS SHALL APPLY TO ALL CLAIMS AND ACTIONS OF ANY KIND AND ON ANY THEORY OF LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING, BUT NOT LIMITED TO NEGLIGENCE OR STRICT LIABILITY), OR ANY OTHER GROUNDS, AND REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE PARTIES FURTHER AGREE THAT EACH WARRANTY DISCLAIMER, EXCLUSION OF DAMAGES OR OTHER LIMITATION OF LIABILITY HEREIN IS INTENDED TO BE SEVERABLE AND INDEPENDENT OF THE OTHER PROVISIONS SINCE THEY EACH REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES.

7.        TERM AND TERMINATION.

7.1      Term. Unless terminated sooner, the initial term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (a) the first (1st) anniversary of the Effective Date, and (b) the completion of the Research Program, unless extended by written mutual agreement of the parties.

7.2      Termination by Mutual Agreement.     This Agreement may be terminated at any time upon the mutual written agreement of the parties. In the absence of an agreement to the contrary, no such termination shall have the effect of relieving Sponsor of its monetary obligations to fund the Research Program which shall have accrued up and to the date of such termination.

7.3      Termination Upon Default. Except as specified in Section 7.4, the failure of a party to perform any obligation required of it to be performed hereunder and the failure to cure within sixty (60) days (or, in the case of any failure by Sponsor to make any payment hereunder when due, within thirty (30) days) after receipt of notice from the other party specifying in reasonable detail the nature of such default, shall constitute an event of default hereunder. Upon the occurrence of an event of default which is not cured within the applicable notice period, the non-defaulting party may deliver to the defaulting party written notice of intent to terminate, such termination to be effective upon the date set forth in such notice. Such termination rights shall be in addition to and not in substitution for any other remedies that may be available to the non-defaulting party serving such notice against the defaulting party. Termination pursuant to this Section 7.3 shall not relieve the defaulting party of liability and damages to the non-defaulting party for breach of this Agreement. Waiver by any party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

7.4      Termination Upon Insolvency.     This Agreement may be terminated by a party upon written notice of termination to the other party (“Insolvent Party”) in the event of the filing of bankruptcy by the Insolvent Party, or the appointment of a receiver of any of the Insolvent Party’s assets, or the making by the Insolvent Party of any assignment for the benefit of creditors, or the institution of any involuntary bankruptcy proceedings against the Insolvent Party under any bankruptcy law that are not dismissed within sixty (60) days after institution. Termination shall be effective upon the date specified in this notice.

7.5      Effect of Expiration or Termination.

  a.        Termination Upon Default of Sponsor.     Upon the termination of this Agreement by reason of a default by Sponsor, neither party shall have any further rights or obligations with respect to this Agreement, other than the rights and obligations of the parties that accrued prior to the effective date of such termination (including, without limitation, the obligation of Sponsor to make any and all final payments accrued prior to the date of termination and the obligation of the parties to make all reports required hereunder), and except as provided below. Upon such termination of this Agreement, the parties shall continue to abide by their non-disclosure obligations as described in Section 5.1 and each party hereto shall fulfill any other obligations incurred prior to such termination. Any such termination of this Agreement shall not constitute the termination of any license or any other agreements between the parties which are then in effect (such as, but not limited to, the

Exclusive License Agreement) except as expressly provided therein. In addition, upon such termination, Sponsor’s Option under Section 3.1 shall be deemed automatically cancelled, and Sections 4, 6, 7, 8 and 9 shall survive any such termination.

  b.        Expiration or Termination upon Default of TSRI. Upon the expiration of this Agreement at its regularly scheduled expiration date, or upon a termination of this Agreement on account of a default by TSRI, then TSRI shall make the disclosures required by Section 3.2 for Technology conceived or reduced to practice up to the date of said expiration or termination; Sponsor shall have the right to exercise its option with respect to said Technology in accordance with the schedule and procedures specified in Sections 3.3 and 3.4 above; and any non-exclusive licenses that have been granted under Section 3.1 shall survive. Additionally, each party shall perform all other obligations up to the date of said expiration or termination; the parties shall continue to abide by their non-disclosure obligations described in Section 5.1; and any previously existing license agreements or other agreements between the parties (such as, but not limited to, the Exclusive License Agreement) shall continue in effect. No such expiration or termination of this Agreement shall affect the rights and obligations of the parties that accrued prior to the effective date of such expiration or termination. In addition, upon such expiration or termination, Sections 4, 6, 7, 8 and 9 shall survive.

8.        ASSIGNMENT; SUCCESSORS.

8.1      Assignment. Any and all assignments of this Agreement or any rights granted hereunder by Sponsor without the prior written consent of TSRI are void, except that, without the prior written consent of TSRI, (a) Sponsor may assign this Agreement and its rights and obligations hereunder to an Affiliate of Sponsor; and (b) Sponsor may assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of Sponsor’s business or assets to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise, subject to Section 8.2 hereof.

8.2      Binding Upon Successors and Assigns.   Subject to the limitations on assignment set forth herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of TSRI and Sponsor. Any such successor to or assignee of a party’s interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by such party and such written assumption shall be delivered to the other Party.

9.        GENERAL PROVISIONS.

9.1      Independent Contractors.     The relationship between TSRI and Sponsor is that of independent contractors. TSRI and Sponsor are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. TSRI and Sponsor shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

9.2      Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding confidential arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

  a.        Location.   The location of the arbitration shall be in the County of San Diego. TSRI and Sponsor hereby irrevocably submit to the exclusive jurisdiction and venue of the American Arbitration Association arbitration panel selected by the parties and located in San Diego County, California for any dispute regarding this Agreement, and to the exclusive jurisdiction and venue of the federal and state courts located in San Diego County, California for any action or proceeding to enforce an arbitration award or as otherwise provided in Section 9.2 e below, and waive any right to contest or otherwise object to such jurisdiction or venue.

  b.        Selection of Arbitrators.       The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration. Each party shall appoint one neutral arbitrator, and these two arbitrators so selected by the parties shall then select the third arbitrator, and all arbitrators must have at least ten (10) years experience in mediating or arbitrating cases regarding the same or substantially similar subject matter as the dispute between TSRI and Sponsor. If one party has given written notice to the other party as to the identity of the arbitrator appointed by the party, and the party thereafter makes a written demand on the other party to appoint its designated arbitrator within the next ten days, and the other party fails to appoint its designated arbitrator within ten days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

  c.        Discovery. The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the parties may subpoena witnesses and documents for presentation at the hearing.

  d.        Case Management. Prompt resolution of any dispute is important to both parties; and the parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

e.                                                          Remedies.     The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. No court action shall be maintained seeking punitive damages. The decision of any two of the three arbitrators appointed shall be binding upon the parties. Notwithstanding anything to the contrary in this Agreement, prior to or while an arbitration proceeding is pending, either party has the right to seek and obtain injunctive and other equitable relief from a court of competent jurisdiction to enforce that party’s rights hereunder. In addition, no claim, dispute or controversy that concerns the validity, enforceability, scope or infringement of a patent, trademark or copyright shall be subject to arbitration or any other provision of this Section 9.2.

  f.        Expenses. The expenses of the arbitration, including the arbitrators’ fees, expert witness fees, and attorney’s fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrators’ fees as and when billed by the arbitrators.

  g.        Confidentiality. Except as set forth below and as necessary to obtain or enforce a judgment upon any arbitration award, the parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Additionally, if a party has stock which is publicly traded, the party may make such disclosures as are required by applicable securities laws, but will use commercially reasonably efforts to seek confidential treatment for such disclosure.

9.3      Entire Agreement; Modification.     This Agreement and all of the attached Exhibits set forth the entire agreement and understanding between the parties as to the subject matter hereof, and supersede all prior or contemporaneous written or oral agreements, excluding the Exclusive License Agreement. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

9.4      California Law.     This Agreement shall be construed and enforced in accordance with the laws of the State of California notwithstanding any conflicts or choice of laws provisions.

9.5      No Use of Name.     The use of the name “The Scripps Research Institute”, “Scripps”, “TSRI” or any variation thereof in connection with the advertising, sale or performance of products, processes, services, Biological Materials or Research Tools is expressly prohibited.

9.6      Headings.     The headings for each article and section in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

9.7        Severability.   Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

9.8        No Waiver.   Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

9.9        Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified airmail, postage prepaid, or by telefax, telex or cable, charges prepaid, or by overnight courier, postage prepaid, and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party:

FOR TSRI:	The Scripps Research Institute
10550 North Torrey Pines Road, TPC-9
La Jolla, California 92037
Attn: Vice President, Business Development
Fax No.: (858) 784-9910

With a copy to:	The Scripps Research Institute
10550 North Torrey Pines Road, TPC-8
La Jolla, California 92037
Attention: Chief Business Counsel
Fax No.: (858) 784-9910

FOR SPONSOR:	Synthorx, Inc.
11099 North Torrey Pines Road, Suite 290
La Jolla, California 92037
Attn: President and Chief Executive Officer
Fax No.: (858) 750-4701

Notices shall be deemed delivered upon the earlier of (i) when received; (ii) three (3) days after deposit into the U.S. mail; (iii) the date notice is sent via telefax, telex or cable; or (iv) the day immediately following delivery to an overnight courier guaranteeing next-day delivery (except Sunday and holidays).

9.10    Compliance with U.S. Laws. Nothing contained in this Agreement shall require or permit TSRI or Sponsor to do any act inconsistent with the requirements of any

United States law, regulation or executive order as the same may be in effect from time to time.

9.11        Indemnity.     Sponsor shall indemnify, defend (by counsel reasonably acceptable to TSRI) and hold harmless TSRI and any parent, subsidiary or other affiliated entity of TSRI and their trustees, directors, officers, employees, scientists, agents, successors, assigns and other representatives (collectively, the “Indemnitees”) from and against all claims, suits, actions, damages, liabilities, losses and other expenses, including without limitation reasonable attorney’s fees, expert witness fees and costs incurred by or asserted against the Indemnitees, whether or not a lawsuit or other proceeding is filed (collectively “Claim”), that arise out of or relate to any third party allegations or suits regarding Sponsor’s use of the Technology or the exercise of its non-exclusive license rights under Section 3.1.b. Sponsor shall not enter into any settlement of such Claims that imposes any obligation on TSRI, that does not unconditionally release TSRI from all liability or that would have an adverse effect on TSRI’s reputation or business without TSRI’s prior written consent. In the event an Indemnitee seeks indemnification with respect to a Claim under this Section 9.11, it shall notify Sponsor in writing of such Claim as soon as reasonably practicable after it receives notice of such Claim, shall permit Sponsor to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration, subject to the limitations of the preceding sentence) using counsel selected by Sponsor and reasonably acceptable to TSRI, and shall cooperate as reasonably requested (at the expense of Sponsor) in the defense of the Claim. Notwithstanding the above, Indemnitees, […***…], shall have the right to retain separate independent counsel to assist in defending any such Claims. In the event Sponsor fails to promptly indemnify and defend such Claims and/or pay Indemnitees’ expenses as provided above, Indemnitees shall have the right to defend themselves, and in that case, […***…] of each of Indemnitees’ written requests. This indemnity shall be a direct payment obligation and not merely a reimbursement obligation of Sponsor to Indemnitees.

***Confidential Treatment Requested

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

TSRI:	SPONSOR:

THE SCRIPPS RESEARCH INSTITUTE	SYNTHORX, INC.

By: /s/ Scott Forrest	By: /s/ Court Turner

Title: VP, Business Development	Title: President and CEO

EXHIBIT A

RESEARCH PROGRAM

Background

[…***…]

***Confidential Treatment Requested

[…***…]

Literature Cited

1.

DA Malyshev, K Dhami, HT Quach, T Lavergne, P Ordoukhanian, A Torkamani, FE Romesberg. Efficient and sequence-independent replication of DNA containing a third base pair establishes a functional six-letter genetic alphabet. (2012) Proc Natl Acad Sci USA, 109:12005-12010. PMCID: 3409741.

2.	YJ Seo, S Matsuda, FE Romesberg. Transcription of an expanded genetic alphabet. (2009) J Am Chem Soc, 131:5046-5047. PMCID: PMC2728119.
3.	HH Winkler, HE Neuhaus. Non-mitochondrial ATP transport. (1999) Trends Biochem Sci, 24:64-68.
4.	H Amiri, O Karlberg, SG Andersson. Deep origin of plastid/parasite ATP/ADP translocases. (2003) J Mol Evol, 56:137-150.
5.	TP Hatch, E Al-Hossainy, JA Silverman. Adenine nucleotide and lysine transport in Chlamydia psittaci. (1982) J Bacteriol, 150:662-670.
6.	HH Winkler. Rickettsial permeability: an ADP-ATP transport system. (1976) J Biol Chem, 251:389-396.
7.	M Horn, M Wagner. Bacterial endosymbionts of free-living amoebae. (2004) J Eukaryot Microbiol, 5:509-514.
8.

I Haferkamp, S Schmitz-Esser, M Wagner, N Neigel, M Horn, HE Neuhaus. Tapping the nucleotide pool of the host: novel nucleotide carrier proteins of Protochlamydia amoebophila. (2006) Mol Microbiol, 60:1534-1545. PMCID: 1513512.

9.	B Miroux, JE Walker. Over-production of proteins in Escherichia coli: mutant hosts that allow synthesis of some membrane proteins and globular proteins at high levels. (1996) J Mol Biol, 260:289-298.
10.	I Haferkamp, N Linka. Functional expression and characterisation of membrane transport proteins. (2012) Plant Biol, 14:675-690.
11.	M Ast, A Gruber, S Schmitz-Esser, HE Neuhaus, PG Kroth, M Horn, I Haferkamp. Diatom plastids depend on nucleotide import from the cytosol. (2009) Proc Natl Acad Sci USA, 106:3621-3626. PMCID: 2642474.

***Confidential Treatment Requested

12.

T Lavergne, DA Malyshev, FE Romesberg. Major groove substituents and polymerase recognition of a class of predominantly hydrophobic unnatural base pairs. (2012) Chem Eur J, 18:1231-1239. PMCID: 3693734.

13.

L Li, M Degardin, T Lavergne, D Malyshev, K Dhami, P Ordoukhanian, FE Romesberg. Natural-like replication of an unnatural base pair for the expansion of the genetic alphabet and biotechnology applications. (2014) J Am Chem Soc, 136:826-829.

14.	H Hashimoto, JE Pais, X Zhang, L Saleh, Z-Q Fu, N Dai, IR Correa, Y Zheng, X Cheng. Structure of a Naegleria Tet-like dioxygenase in complex with 5-methylcytosine DNA. (2014) Nature, 506:391-395.
15.

YJ Seo, DA Malyshev, T Lavergne, P Ordoukhanian, FE Romesberg. Site-specific labeling of DNA and RNA using an efficiently replicated and transcribed class of unnatural base pairs. (2011) J Am Chem Soc, 133:19878-19888.

16.	DA Malyshev, YJ Seo, P Ordoukhanian, FE Romesberg. PCR with an expanded genetic alphabet. (2009) J Am Chem Soc, 131:14620-14621. PMCID: 2978235.
17.

I Hirao, M Kimoto, T Mitsui, T Fujiwara, R Kawai, A Sato, Y Harada, S Yokoyama. An unnatural hydrophobic base pair system: site-specific incorporation of nucleotide analogs into DNA and RNA. (2006) Nat Methods, 3:729-735.

18.	MF Goodman. Error-prone repair DNA polymerases in prokaryotes and eukaryotes. (2002) Annu Rev Biochem, 71:17-50.
19.	J Samuelson. Bacterial Systems. In: AS Robinson, editor. Production of Membrane Proteins: Strategies for Expression and Isolation: Wiley-VCH; 2011. p. 11-35.
20.

MJ Giacalone, AM Gentile, BT Lovitt, NL Berkley, CW Gunderson, MW Surber. Toxic protein expression in Escherichia coli using a rhamnose-based tightly regulated and tunable promoter system. (2006) Biotechniques, 40:355-364.

21.	ST Cardona, CL Mueller, MA Valvano. Identification of essential operons with a rhamnose-inducible promoter in Burkholderia cenocepacia. (2006) Appl Environ Microbiol, 72:2547-2555. PMCID: 1448982.
22.

H Dong, W Tao, Y Zhang, Y Li. Development of an anhydrotetracycline-inducible gene expression system for solvent-producing Clostridium acetobutylicum: A useful tool for strain engineering. (2012) Metab Eng, 14:59-67.

23.

A Chatterjee, SB Sun, JL Furman, H Xiao, PG Schultz. A versatile platform for single- and multiple-unnatural amino acid mutagenesis in Escherichia coli. (2013) Biochemistry, 52:1828-1837. PMCID: 3855549.

24.	A Berlec, B Štrukelj. Current state and recent advances in biopharmaceutical production in Escherichia coli, yeasts and mammalian cells. (2013) J Ind Microbiol Biotechnol, 40:257-274.
25.	S Shao, RS Hegde. Membrane Protein Insertion at the Endoplasmic Reticulum. (2011) Annual Review of Cell and Developmental Biology, 27:25-56.
26.	A Idiris, H Tohda, H Kumagai, K Takegawa. Engineering of protein secretion in yeast: strategies and impact on protein production. (2010) Appl Microbiol Biotechnol, 86:403-417.
27.	P Malkus, F Jiang, R Schekman. Concentrative sorting of secretory cargo proteins into COPII-coated vesicles. (2002) J Cell Biol, 159:915-921. PMCID: 2173974.
28.	HB Parmar, C Barry, F Kai, R Duncan. Golgi complex-plasma membrane trafficking directed by an autonomous, tribasic Golgi export signal. (2014) Mol Biol Cell, 25:866-878. PMCID: 3952855.

29.	A Graf, M Dragosits, B Gasser, D Mattanovich. Yeast systems biotechnology for the production of heterologous proteins. (2009) FEMS Yeast Res, 9:335-348.
30.	M Delic, M Valli, AB Graf, M Pfeffer, D Mattanovich, B Gasser. The secretory pathway: exploring yeast diversity. (2013) FEMS Microbiol Rev, 37:872-914.
31.

C Da-Re, E Franzolin, A Biscontin, A Piazzesi, B Pacchioni, MC Gagliani, G Mazzotta, C Tacchetti, MA Zordan, M Zeviani, P Bernardi, V Bianchi, C De Pitta, R Costa. Functional Characterization of drim2, the Drosophila melanogaster Homolog of the Yeast Mitochondrial Deoxynucleotide Transporter. (2014) J Biol Chem, 289:7448-7459. PMCID: 3953259.

EXHIBIT B

BUDGET

Principal Investigator/Program Director (Last, First, Middle):		Romesberg, Floyd

BUDGET

PERSONNEL (Applicant organization only)%				YEAR 1
NAME	ROLE ON PROJECT	EFFORT ON PROJ.		SALARY/ FRINGE
Romesberg, Floyd	Principal Investigator	[…***…]		[…***…]

Chin, Jodie	Research Scientist	[…***…]		[…***…]

Technician, TBN	Technician	[…***…]		[…***…]
SUBTOTAL				[…***…]
EQUIPMENT (Itemize)
SUPPLIES (Itemize by category)
Bio/chemicals, molecular biology kits, enzymes, disposable plasticware (tubes, trays, pipette tips), bacterial and yeast growth media components				[…***…]
TRAVEL
OTHER EXPENSES (Itemize by category)
DNA synthesis; DNA sequencing; Access fees for NMR and MS characterizations				[…***…]

DIRECT COSTS			$	[…***…]

INDIRECT COSTS @ […***…]%			$	[…***…]
TOTAL COSTS			$	[…***…]

***Confidential Treatment Requested

EXHIBIT C

FORM OF MATERIAL TRANSFER AGREEMENT

THE SCRIPPS RESEARCH INSTITUTE

MATERIAL TRANSFER AGREEMENT

[Date]

[Contact’s Name]

[Sponsor’s name]

[Sponsor’s Address]

Dear Dr. [Contact’s Name]:

This is to acknowledge your request for the [Materials Requested] to be provided by [Principal Investigator] at The Scripps Research Institute (TSRI) pursuant to Section 3.1.b of the Research Funding and Option Agreement between TSRI and [Sponsor’s name] dated                                 . This material and all modifications and derivatives of this material are referred to herein as “Materials”.

TSRI is pleased to cooperate with your use of these Materials at [Sponsor’s name] for your scientific research. However, before forwarding them to you, TSRI needs [Sponsor’s name] to agree to the following terms and conditions:

(1)    that TSRI hereby grants Sponsor a nonexclusive, royalty-free, non-transferable license to make and use the Materials solely for your internal research purposes;

(2)    that the Materials shall be received by [Sponsor’s name] only for use in scientific research in [Sponsor’s name]’s laboratories and that all applicable guidelines set forth by the National Institutes of Health (NIH), U.S. Department of Agriculture (USDA) or other government agencies regarding the use of these Materials shall be followed;

(3)    these Materials are provided as a service to the research community. THE MATERIALS ARE BEING SUPPLIED TO YOU WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OF ANY KIND, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS ARISING OUT OF COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE, ALL OF WHICH ARE DISCLAIMED BY TSRI

(4)    that [Sponsor’s name] shall bear all risk to [Sponsor’s name] and/or any others resulting from any use, directly or indirectly, to which [Sponsor’s name] puts the Materials or any other materials that could not have been made but for these Materials;

(5)    that [Sponsor’s name] hereby defends, indemnifies, and holds harmless TSRI, its affiliates, its trustees, officers, employees and agents from any loss, claim, damage, or liability, of any kind whatsoever, including without limitation reasonable attorney’s fees, expert witness fees and costs, whether or not a lawsuit or other proceeding is filed, which may arise from [Sponsor’s name]’s use, storage or disposal of the Materials or any other material that could not have been made but for the Materials, except to the extent such arise due to the gross negligence or willful misconduct of TSRI;

(6)    that you provide us with your Federal Express account number or an account number for another courier service, so that we may ship the Materials to you.

The Materials are to be used with caution and prudence in any experimental work, since all of their characteristics are not known. Moreover, they are not to be used for testing in or treatment of humans.

If you agree to accept these Materials under the above conditions, please sign the enclosed duplicate copy of this letter, have it signed by an authorized representative of [Sponsor’s name] and return one original to me. Upon receipt of that confirmation I will forward the Materials to you.

THE SCRIPPS RESEARCH INSTITUTE

Scott Forrest
Senior Director, Technology Development
[Date]

ACCEPTED:

Recipient’s Signature	Authorized Institutional Rep. Signature

Recipient’s Printed Name and Title	Authorized Rep. Printed Name and Title

Date	Date

FIRST AMENDMENT to

RESEARCH FUNDING AND OPTION AGREEMENT

This First Amendment (“Amendment”) is entered into effective as of the last date set forth below and is made to RESEARCH FUNDING AND OPTION AGREEMENT dated July 31, 2014 (the “Agreement”) by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation (“TSRI”), and SYNTHORX, INC., a Delaware corporation (“Sponsor”). Capitalized terms used but not defined herein shall have the same meanings set forth in the Agreement.

WHEREAS, the Parties desire to make certain amendments to the Agreement under the terms and conditions contained herein;

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1	Sponsor and TSRI agree Section 2.4 (a) of the Agreement shall be revised to add the following payments to the payment schedule:

5th payment:	due: […***…]	amount (USD): $[…***…]
6th payment:	due: […***…]	amount (USD): $[…***…]
7th payment:	due: […***…]	amount (USD): $[…***…]
8th payment:	due: […***…]	amount (USD): $[…***…]

2.	Exhibit B-2 below shall be added to Exhibit B and is hereby incorporated by reference.

3.	Section 7.1 shall be deleted in its entirety and replaces as follows:

Term.       Unless terminated sooner, the initial term of this Agreement shallcommence on the Effective Date and shall continue until the earlier of (a) thesecond (2nd) anniversary of the Effective Date, and (b) the completion of theResearch Program, unless extended by written mutual agreement of the parties.

4.	The Research Program in Exhibit A of the Agreement shall be expanded by the research described in Exhibit A-1 below.

Except as expressly set forth herein, all of the terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the last date set forth below.

TSRI:	Sponsor:
THE SCRIPPS RESEARCH INSTITUTE	SYNTHORX, INC.

By: /s/ Scott Forrest	By: /s/ Court Turner
Scott Forrest	Court Turner

Title: VP, Business Development	Title: Chief Executive Officer

Date: 9/2/2015	Date: 9/2/2015

***Confidential Treatment Requested

Exhibit A-1

[…***…]

***Confidential Treatment Requested

Exhibit B-2

Synthorx

Principal Investigator/Program Director (Last, First, Middle): Romesberg, Floyd

BUDGET

PERSONNEL (Applicant organization only)		% EFFORT ON		YEAR 2
NAME	ROLE ON PROJECT			SALARY/ FRINGE

Romesberg, Floyd	Principal	[…***…]		[…***…]

Chin, Jodie	Research Scientist	[…***…]		[…***…]

Technician, TBN	Technician	[…***…]		[…***…]

SUBTOTAL				[…***…]

EQUIPMENT (Itemize)

SUPPLIES (itemize by category) Bio/chemicals, molecular biology kits, enzymes, disposable plasticware (tubes, trays, pipette tips), bacterial and yeast growth media components				[…***…]

TRAVEL

OTHER EXPENSES (itemize by category) DNA synthesis; DNA sequencing; access fees for NMR and MS characterizations				[…***…]

TOTAL COSTS			$	[…***…]

***Confidential Treatment Requested

SECOND AMENDMENT to

RESEARCH FUNDING AND OPTION AGREEMENT

This Second Amendment (“Amendment”) is entered into effective as of the last date set forth below and is made to RESEARCH FUNDING AND OPTION AGREEMENT dated July 31, 2014 (the “Agreement”) by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation (“TSRI”), and SYNTHORX, INC., a Delaware corporation(“Sponsor”). Capitalized terms used but not defined herein shall have the same meanings set forth in the Agreement.

WHEREAS, the Parties desire to make certain amendments to the Agreement (as amended) under the terms and conditions contained herein;

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1.	Sponsor and TSRI agree Section 2.4 (a) of the Agreement shall be revised to add the following payments to the payment schedule:

9th payment:	due: […***…]	amount (USD): $[…***…]
10th payment:	due: […***…]	amount (USD): $[…***…]
11th payment:	due: […***…]	amount (USD): $[…***…]
12th payment:	due: […***…]	amount (USD): $[…***…]

2.	Exhibit B-2 below shall be added to Exhibit B and is hereby incorporated by reference.

3.	Section 7.1 shall be deleted in its entirety and replaces as follows:

Term. Unless terminated sooner, the initial term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (a) the third (3rd) anniversary of the Effective Date, and (b) the completion of the Research Program, unless extended by written mutual agreement of the parties.

4.	The Research Program in Exhibit A of the Agreement shall be expanded by theresearch described in Exhibit A-1 below.

Except as expressly set forth herein, all of the terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the last date set forth below.

TSRI:	Sponsor.

THE SCRIPPS RESEARCH INSTITUTE	SYNTHORX, INC.

By: /s/ Julia Roufer	By: /s/ Court R. Turner
Court R. Turner
Title: Executive Director
Business Development	Title: Chief Executive Officer

Date: 9/9/16	Date: 9/9/16

***Confidential Treatment Requested

Exhibit A-1

[…***…]

***Confidential Treatment Requested

Exhibit B-2

Synthorx

Principal Investigator/Program Director (Last, First, Middle): Romesberg, Floyd

BUDGET

PERSONNEL (Applicant organization only)		% EFFORT ON	YEAR 2
NAME	ROLE ON PROJECT		SALARY/ FRINGE
Romesberg, Floyd	Principal	[…***…]	[…***…]

Chin, Jodie	Research Scientist	[…***…]	[…***…]

Technician, TBN	Technician	[…***…]	[…***…]

SUBTOTAL			[…***…]

EQUIPMENT (Itemize)

SUPPLIES (Itemize by category) Bio/chemicals, molecular biology kits, enzymes, disposable plasticware (tubes, trays, pipette tips), bacterial and yeast growth media components			[…***…]

TRAVEL

OTHER EXPENSES (Itemize by category) DNA synthesis; DNA sequencing; access fees for NMR and MS characterizations			[…***…]

TOTAL COSTS			$[…***…]

***Confidential Treatment Requested

CONFIDENTIAL

THIRD AMENDMENT to

RESEARCH FUNDING AND OPTION AGREEMENT

This third Amendment (“Third Amendment”), entered into and made effective as of the last dated signature below, is made to RESEARCH FUNDING AND OPTION AGREEMENT dated July 31st, 2014 (the “Agreement”) by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation (“TSRI”), and SYNTHORX, INC., a Delaware corporation (“Sponsor”). Capitalized terms used but not defined herein shall have the same meanings set forth in the Agreement.

WHEREAS, the Parties desire to make certain amendments to the Agreement (as amended) under the terms and conditions contained herein;

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1	Section 1.2 of the Agreement shall be deleted in its entirety and replaced as follows:

1.2

Agreement Number. The original Agreement has been assigned TSRI agreement number 2014-0475, the first amendment has been assigned TSRI agreement number 2015-0949, the second amendment has been assigned TSRI agreement number 2016-0927, and this Third Amendment has been assigned TSRI agreement number 2017-0685.

2.	In accordance with Exhibit B-1 and with the preceding amendments referenced above, Section 2.4 (a) of the Agreement shall be revised to add the following payments to the payment schedule:

13th payment:	due: [...***...]	amount (USD): $[...***...]
14th payment:	due: [...***...]	amount (USD): $[...***...]
15th payment:	due: [...***...]	amount (USD): $[...***...]
16th payment:	due: [...***...]	amount (USD): $[...***...]

3.	Exhibit B-2 below shall be added to Exhibit B and is hereby incorporated by reference.

4.	Section 7.1 shall be deleted in its entirety and replaced as follows:

7.1

Term. Unless terminated sooner, the initial term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (a) the fourth (4th) anniversary of the Effective Date, and (b) the completion of the Research Program, unless extended by written mutual agreement of the parties.

5.	The Research Program in Exhibit A of the Agreement shall be expanded by the research described in Exhibit A-1 below.

Except as expressly set forth herein, all of the terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment by their duly authorized representatives as of the last date set forth below.

***Confidential Treatment Requested

CONFIDENTIAL

TSRI:	Sponsor:

THE SCRIPPS RESEARCH INSTITUTE	SYNTHORX, INC.

By: /s/ Matt Tremblay	By: /s/ Tighe Reardon
Matt Tremblay	Tighe Reardon

Title: VP, Business Development	Title: Chief Financial Officer

Date: October 16, 2017	Date: October 6, 2017

CONFIDENTIAL

Exhibit A-1

[…***…]

***Confidential Treatment Requested

CONFIDENTIAL

Exhibit B-1

Synthorx

Principal Investigator/Program Director (Last, First, Middle): Romesberg, Floyd

BUDGET

PERSONNEL (Applicant organization only)		% EFFORT ON	YEAR 2
NAME	ROLE ON PROJECT		SALARY/ FRINGE
Romesberg, Floyd	Principal	[…***…]	[…***…]
Chin, Jodie	Research Scientist	[…***…]	[…***…]
Technician, TBN	Technician	[…***…]	[…***…]

SUBTOTAL			[…***…]

EQUIPMENT (Itemize)

SUPPLIES (itemize by category) Bio/chemicals, molecular biology kits, enzymes, disposable plasticware (tubes, trays, pipette tips), bacterial and yeast growth media components			[…***…]

TRAVEL

OTHER EXPENSES (itemize by category) DNA synthesis; DNA sequencing; access fees for NMR and MS characterizations			[…***…]

DIRECT COSTS			$ […***…]

INDIRECT COSTS @ […***…] %			$ […***…]

TOTAL COSTS			$ […***…]

***Confidential Treatment Requested

FOURTH AMENDMENT

to

RESEARCH FUNDING AND OPTION AGREEMENT

This Fourth Amendment (“Fourth Amendment”), entered into and made effective as of the last dated signature below, is made to RESEARCH FUNDING AND OPTION AGREEMENT dated July 31st, 2014 (the “Agreement”) by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation (“TSRI”), and SYNTHORX, INC., a Delaware corporation (“Sponsor”). Capitalized terms used but not defined herein shall have the same meanings set forth in the Agreement.

WHEREAS, the Parties desire to make certain amendments to the Agreement (as amended) under the terms and conditions contained herein;

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1.	Section 1.2 of the Agreement shall be deleted in its entirety and replaced as follows:

1.2

Agreement Number. The original Agreement has been assigned TSRI agreement number 2014-0475, the first amendment has been assigned TSRI agreement number 2015-0949, the second amendment has been assigned TSRI agreement number 2016-0927, the Third Amendment has been assigned TSRI agreement number 2017-0685, and this Fourth Amendment has been assigned TSRI agreement number 2018-0769.

2.	In accordance with Exhibit B-1 and with the preceding amendments referenced above, Section 2.4 (a) of the Agreement shall be revised to add the following payments to the payment schedule:

17th payment:	due: [...***...]	amount (USD): $[...***...]

18th payment:	due: [...***...]	amount (USD): $[...***...]

19th payment:	due: [...***...]	amount (USD): $[...***...]

20th payment:	due: [...***...]	amount (USD): $[...***...]

3.	Exhibit B-1 below shall be added to Exhibit B and is hereby incorporated by reference.

4.	Section 7.1 shall be deleted in its entirety and replaced as follows:

7.1

Term. Unless terminated sooner, the initial term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (a) the fifth (5th) anniversary of the Effective Date, and (b) the completion of the Research Program, unless extended by written mutual agreement of the parties.

5.	The Research Program in Exhibit A of the Agreement shall be expanded by the research described in Exhibit A-1 below.

***Confidential Treatment Requested

Except as expressly set forth herein, all of the terms and provisions of the Agreement shall remain in full force and effect.

In WITNESS WHEREOF, the Parties have executed this Fourth Amendment by their duly authorized representatives as of the last date set forth below.

TSRI:	Sponsor:
THE SCRIPPS RESEARCH INSTITUTE	SYNTHORX, INC.

By: /s/ Daniel Catron	By: /s/ Laura Shawver, Ph.D.

Name: Daniel Catron	Name: Laura Shawver, Ph.D.

Title: Director, Office of Technology Development	Title: Chief Executive Officer

Date: 8/16/2018	Date: 8/16/2018

Exhibit A-1

[…***…]

***Confidential Treatment Requested

Exhibit B-1

Synthorx

Principal Investigator/Program Director (Last, First, Middle):         Romesberg, Floyd

BUDGET

PERSONNEL (Applicant organization only)		% EFFORT ON PROJ.	YEAR 1
NAME	ROLE ON PROJECT		SALARY/ FRINGE
Romesberg, Floyd	Principal Investigator	[…***…]	[…***…]
Chin, Jodie	Research Scientist	[…***…]	[…***…]
Technician, TBN	Technician	[…***…]	[…***…]
SUBTOTAL			[…***…]
EQUIPMENT (Itemize)
SUPPLIES (Itemize by category)
Bio/chemicals, molecular biology kits, enzymes, disposable plasticware (tubes, trays, pipette tips), bacterial and yeast growth media components			[…***…]
TRAVEL
OTHER EXPENSES (Itemize by category)
DNA synthesis, DNA sequencing, access fees for NMR and MS characterizations			[…***…]
DIRECT COSTS			$ […***…]
INDIRECT COSTS @ […***…] %			$ […***…]
TOTAL COSTS			$ […***…]

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